UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2005

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Philadelphia Way, Lanham, Maryland 20706-4417

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (301) 731-4233

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On February 25, 2005 Integral Systems, Inc. entered into a contract with Space and Missiles System Center (SMC), on behalf of U.S. Air Force, Air Force Space Command, for the first developmental step (Spiral 1) of the RAIDRS (Rapid Attack Identification Detection Reporting System) program. The RAIDRS Spiral 1 program is intended for global satellite communications interference detection, characterization, event reporting, and mission impact assessment for U.S. owned, operated, or used space systems through delivery of a suite of RF interference sensors, geolocation equipment, and centralized control. The contract consists of 22 CLINs (Contract Line Item Numbers). The initial CLIN, valued at $23.8 million, will be complete by March 2007. The total contract, including all CLINs, has an aggregate value of $123 million spread over a period of approximately 5 years. At this time, $4.0 million of the funds have been obligated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

By:	/s/ Steven R. Chamberlain
Steven R. Chamberlain
Chairman and Chief Executive Officer

Date: February 28, 2005